UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2022
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2022, Tupperware Brands Corporation (the “Company”), Tupperware Products AG (the “Swiss Subsidiary Borrower”), Administradora Dart, S. de R.L. de C.V. (the “Mexican Subsidiary Borrower”), and Tupperware Brands Asia Pacific Pte. Ltd. (the “Singaporean Subsidiary Borrower” and, together with the Company, the Swiss Subsidiary Borrower and the Mexican Subsidiary Borrower, the “Borrowers”), entered into the second amendment (the “Amendment”) to that certain Credit Agreement dated as of November 23, 2021 (as amended by that certain First Amendment to Credit Agreement dated as of August 1, 2022, the “Credit Agreement”), by and among the Borrowers, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto. The Amendment, among other things, provides (i) that the maturity date of the Credit Agreement is shortened from November 23, 2026 to November 23, 2025, (ii) that the Singaporean Tranche Revolving Commitments (as defined in the Credit Agreement) are reduced from $15 million to $0, (iii) that the Mexican Tranche Revolving Commitments (as defined in the Credit Agreement) are reduced from $15 million to $5 million, (iv) that the Aggregate Global Tranche Revolving Credit Exposure (as defined in the Credit Agreement) shall not exceed $435 million, and the LC Exposure (as defined in the Credit Agreement) shall not exceed $45 million, in each case under this clause (iv), during the New Covenant Adjustment Period (as defined below) without the written consent of the Required Revolving Lenders (as defined in the Credit Agreement), (v) that the Covenant Adjustment Period (as defined in the Credit Agreement) is extended to the date on which the Company delivers its financial statements and compliance certificate for the fiscal quarter ending the last Saturday in the calendar quarter ending December 31, 2023, subject to the terms and conditions set forth therein (the “New Covenant Adjustment Period”), (vi) that the Company’s Consolidated Net Leverage Ratio (as defined in the Credit Agreement and which is calculated net of up to $100 million of unrestricted cash and cash equivalents (“Cash Netting”)) may be 5.25 to 1.00 (rather than 4.25 to 1.00) for the fiscal quarter ending the last Saturday in the calendar quarter ending December 31, 2022 and 4.25 to 1.00 for the fiscal quarter ending April 1, 2023, stepping down to 3.75 to 1.00 for the fiscal quarter July 1, 2023 and for each fiscal quarter thereafter, and (vii) that the maximum applicable margin for Term SOFR Loans (as defined in the Credit Agreement), Eurocurrency Rate Loans (as defined in the Credit Agreement) and Basic ESTR Loans (as defined in the Credit Agreement) will increase from a maximum of 2.75% (or 2.785% for Daily Simple SONIA Loans (as defined in the Credit Agreement)) and 1.75% for Base Rate Loans (as defined in the Credit Agreement)) to (a) if the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) is greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00, 3.25% for Term SOFR Loans, Eurocurrency Rate Loans and Basic ESTR Loans (or 3.285% for Daily Simple SONIA Loans) and 2.25% for Base Rate Loans, (b) if the Company’s Consolidated Leverage Ratio is greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00, 3.75% for Term SOFR Loans, Eurocurrency Rate Loans and Basic ESTR Loans (or 3.785% for Daily Simple SONIA Loans) and 2.75% for Base Rate Loans, (c) if the Company’s Consolidated Leverage Ratio is greater than or equal to 5.00 to 1.00 but less than 5.25 to 1.00, 4.25% for Term SOFR Loans, Eurocurrency Rate Loans and Basic ESTR Loans (or 4.285% for Daily Simple SONIA Loans) and 3.25% for Base Rate Loans and (d) if the Company’s Consolidated Leverage Ratio is greater than or equal to 5.25 to 1.00, 4.75% for Term SOFR Loans, Eurocurrency Rate Loans and Basic ESTR Loans (or 4.785% for Daily Simple SONIA Loans) and 3.75% for Base Rate Loans. In addition, (a) the commitment fee for unused commitments under the Credit Agreement will increase from a maximum of 0.375% to 0.425% if the Company’s Consolidated Leverage Ratio is greater than or equal to 4.00 to 1.00 and (b) the fronting fee for letters of credit will increase from 0.125% to 0.250%. Each of the applicable margin, the commitment fee and the fronting fee will revert back to maximums of (i) with respect to the applicable margin, 2.25% for Term SOFR Loans, Eurocurrency Rate Loans and Basic ESTR Loans (or 2.285% for Daily Simple SONIA Loans) and 1.25% for Base Rate Loans, (ii) with respect to the commitment fee, 0.275% and (iii) with respect to the fronting fee, 0.125%, in each case, on the first date after the termination of the New Covenant Adjustment Period on which the Company delivers a compliance certificate demonstrating that its Total Net Leverage Ratio (as defined in the Credit Agreement) is less than or equal to 2.75 to 1.00 for two consecutive fiscal quarters. Pursuant to the terms of the Amendment, the Company’s ability to incur incremental facilities under the Credit Agreement is no longer available, the Company’s ability to make restricted payments has been further restricted during the New Covenant Adjustment Period, certain baskets and thresholds in the Credit Agreement have been reduced, and the Company may not terminate or reduce the scope of its engagement of Alvarez & Marsal North America, LLC, its financial advisor, without the Administrative Agent’s prior written consent, subject to certain exceptions. The Amendment also requires the Company to comply with additional reporting requirements, including, among other things, (a) the delivery of monthly financial statements, (b) the delivery of monthly account lists and cash balance reports, (c) the delivery of weekly account balance reports with respect to certain deposit accounts of the Company and its subsidiaries, and (d) the delivery of weekly 13-week cashflow forecasts and variance reports.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached here as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Second Amendment to Credit Agreement dated as of December 21, 2022, by and among Tupperware Brands Corporation, as parent borrower, Tupperware Products AG, as Swiss subsidiary borrower, Administradora Dart, S. de R.L. de C.V., as Mexican subsidiary borrower, Tupperware Brands Asia Pacific Pte. Ltd., as Singaporean subsidiary borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

99.1	Press Release of Tupperware Brands Corporation, dated December 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date:	December 22, 2022	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary